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                                                                    EXHIBIT 23.3





The Board of Directors
Cereus Technology Partners, Inc.:

We consent to the use of our report dated February 1999 incorporated by reference in this registration statement on Form S-3 from the Form 8-K of Eltrax Systems, Inc. dated August 30, 2000 and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP
Atlanta, Georgia
August 31, 2000